SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 31, 2001


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


      000-22609                                             84-1339282
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

        1801 California Street           Denver, Colorado              80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code: 303-992-1400
                                                            ------------

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

On October 31, 2001, Qwest Communications International Inc. ("Qwest") announced its financial results for the 3rd quarter of 2001. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On October 31, 2001, Qwest also hosted a conference call with media, analysts, investors, and other interested persons during which it discussed its financial results and related matters. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call or in this Current Report on Form 8-K Qwest announced the following (all numbers are approximate):

o Based upon, among other things, its assumptions on the economy, including its belief that the recession will be deeper and longer than previously anticipated, it was not providing guidance for any future periods beyond 2001. It said that it expected that for 2002 "recurring revenues" could increase by mid- to high- single digit percentage points over 2001, and EBITDA (earnings before interest, taxes, depreciation and amortization) from recurring revenues could increase by 100 to 200 basis points more than the recurring revenue growth rate. It expected that it would take two to three quarters to reverse the trend of decreasing EBITDA margins. However, based upon, among other things, uncertainties caused by the economy and the buying patterns of its customers, it believed it was too early to provide any guidance to that effect. It expected to provide guidance for 2002 in mid-December 2001.

o It expected that, for the 4th quarter of 2001, total revenues and "recurring revenues" would increase approximately 3% and 4%, respectively, over the same figures for the 3rd quarter of 2001, and total EBITDA would increase approximately 1% over the same figure for the 3rd quarter of 2001. "Recurring revenue" reflects adjustments made to remove optical capacity asset sales and non-recurring IP equipment revenue in the periods presented.

o It expected revenues from optical capacity asset sales and other non-recurring IP equipment sales would be approximately 2% to 2.5% of total revenues for the 4th quarter of 2001.

o It expected that cash EPS (earnings per share) for the 4th quarter of 2001 would be approximately the same as that for the 3rd quarter of 2001.

o It expected capital expenditures for 2001 of approximately $8.5 billion and for 2002 of approximately $5.5 billion. Based upon, among other things, its assumptions regarding the economy, it believed that in 2002, capital expenditures could more likely be less than its estimate than greater than its estimate.

o It expected to be free cash flow positive in the 2nd quarter of 2002 and total debt would increase to approximately $25 billion before then.

o With respect to the status of its Section 271 approval process, it expected to file several applications with the FCC for approval in late 2001 or in January or February 2002, and to receive approval for all states by mid-2002.

Forward Looking Statements Warning

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, higher than anticipated employee levels, capital expenditures and operating expenses, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business, delays in Qwest's ability to provide interLATA services within its 14-state local service territory, adverse conditions in the economy nationally and within its territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, Inc. timely or at all and difficulties in combining the operations of Qwest and U S WEST, which could affect Qwest's revenues, levels of expenses and operating results. The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intentions, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

ITEM 7.      Financial Statements, Pro Forma Financial Information and Exhibits


             Exhibit 99.1 Press Release dated October 31, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE:  October 31, 2001             By:     /s/ YASH A. RANA
                                            --------------------
                                            Yash A. Rana
                                            Vice President

                                  EXHIBIT INDEX



             Exhibit 99.1 Press Release dated October 31, 2001.